EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We have issued our report dated March 26, 1999 accompanying the consolidated financial statements of Medical Industries of America, Inc. and subsidiaries included in Form 10-KSB/A for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/Grant Thornton LLP

GRANT THORNTON LLP
Fort Lauderdale, Florida
June 29, 1999

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